Exhibit 99.1

NEWS RELEASE

Investor and Media Contacts:
Bill Horning / Beth Haiken
925.658.6193 / 925.658.6192

THE PMI GROUP, INC. REPORTS SECOND QUARTER

2005 NET INCOME OF $104.6 MILLION; NET INCOME

PER DILUTED SHARE OF $1.04

QUARTERLY AND YEAR TO DATE NET INCOME FROM CONTINUING

OPERATIONS THE HIGHEST IN THE COMPANY’S HISTORY

Walnut Creek, CA, August 4, 2005 - The PMI Group, Inc. (NYSE: PMI) (the “Company”) today reported record net income from continuing operations for the second quarter and first half of 2005. These results were driven by the Company’s success in executing its diversification strategy and the resulting financial performance from its U.S. Mortgage Insurance Operations, International Operations and Financial Guaranty segment.

The Company announced that consolidated net income for the second quarter totaled $104.6 million compared to $96.7 million for the same period a year ago. Consolidated net income per diluted share was $1.04 in the second quarter of 2005, compared to net income of $0.93 per diluted share for the same period a year ago, an increase of approximately 12 percent. The net income results combined with the common share repurchase activity for the second quarter of 2005 resulted in a book value per share of $35.29 at June 30, 2005, compared to a book value per share of $33.37 at December 31, 2004 and $30.28 at June 30, 2004, representing increases of 5.8 percent and 16.5 percent, respectively.

Consolidated net income from continuing operations for the first half of 2005 totaled $205.7 million compared to $182.2 million for the same period a year ago, representing a 12.9 percent increase. Consolidated net income from continuing operations for the first half of 2004 does not include the financial results of American Pioneer Title

Insurance Company, which was designated as a discontinued operation in the fourth quarter of 2003 and sold in the first quarter of 2004.

Second Quarter 2005 Highlights

•	Combined[1] insurance in force grew to $269.2 billion at June 30, 2005 from $242.4 billion at June 30, 2004;

•	Net income for U.S. Mortgage Insurance Operations[2] grew by 10 percent to $69.7 million in the second quarter of 2005, compared to $63.3 million in the second quarter of 2004;

•	U.S. Mortgage Insurance Operations realized a 9 percent increase in earned premiums in the second quarter of 2005 to $168.2 million compared to $154.4 million in the same period for 2004. Additionally, the U.S. Mortgage Insurance Operations realized reduced expenditures for the amortization of policy acquisition costs and other underwriting and operating expenses for the quarter and year to date of $2.7 million and $8.7 million, respectively, compared to the same periods a year ago;

•	U.S. Mortgage Insurance Operations continued to experience positive credit trends that resulted in a 2 percent decrease in the delinquent loan inventory from March 31, 2005; the primary default rate declined to 4.51 percent at June 30, 2005 compared to 4.53 percent at March 31, 2005;

•	The Company’s investment in FGIC Corporation (“FGIC”) yielded equity in earnings for the quarter and year to date of $20.5 million (after tax) and $38.6 million (after tax), respectively, compared to $16.3 million (after tax) and $29.0 million (after tax) for the same periods a year ago. These increases represent quarterly and year to date growth rates of 26% and 33%, respectively, compared to the corresponding periods a year ago;

•	The Company repurchased approximately 1.8 million common shares in the second quarter of 2005 at an average price per share of $37.54. Purchases of common shares in the quarter totaled approximately $67 million, thereby completing the $100 million common share repurchase program authorized February 17, 2005. On July 27, 2005, the Company’s

[1]	“Combined” includes the results from U.S. Mortgage Insurance Operations (“PMI”), CMG Mortgage Insurance Company and its affiliates (“CMG”), PMI Australia and PMI Europe’s primary insurance and credit default swap transactions.

[2]	“U.S. Mortgage Insurance Operations” includes the results of PMI Mortgage Insurance Co. and affiliated U.S. reinsurance companies (“PMI”) and equity in earnings from CMG.

Board of Directors authorized a new $150 million common share repurchase program and an increase in its annual common share dividend to $0.21 per share.

Consolidated Operating Results

Consolidated net premiums written for the quarter and year to date totaled $199.8 million and $393.5 million, respectively, compared to $190.9 million and $384.3 million for the same periods a year ago. The increases were due primarily to an increase in average premium rates in U.S. Mortgage Insurance Operations and favorable foreign currency exchange rates in International Operations3.

Consolidated premiums earned for the quarter and year to date were $206.4 million and $406.0 million, respectively, compared to $187.7 million and $373.0 million for the same periods a year ago. The increases were due primarily to increases in premiums earned by U.S. Mortgage Insurance Operations and, to a lesser extent, International Operations.

Consolidated losses and loss adjustment expenses for the quarter and year to date totaled $67.2 million and $131.7 million, respectively, compared to $56.5 million and $116.4 million for the same periods a year ago. The increases, when compared to the same periods in 2004, were primarily due to higher primary claims paid in U.S. Mortgage Insurance Operations.

Consolidated other underwriting and operating expenses for the quarter and year to date totaled $54.4 million and $100.1 million, respectively, compared to $49.6 million and $99.9 million for the same periods a year ago. The increase in the second quarter of 2005 was primarily due to an increase in expenses in International Operations.

Consolidated reserve for losses and loss adjustment expenses totaled $364.4 million as of June 30, 2005, relatively unchanged from March 31, 2005 and December 31, 2004.

U.S. Mortgage Insurance Operations

Net income for U.S. Mortgage Insurance Operations for the quarter and year to date totaled $69.7 million and $136.0 million, respectively, compared to $63.3 million and $116.9 million for the same periods a year ago. The increases were due primarily to higher

[3]	“International Operations” includes the results of PMI Australia, PMI Europe and the results of operations from the Hong Kong branch operations.

premiums earned and reduced underwriting and operating expenses, partially offset by higher losses and loss adjustment expenses.

Net premiums written for the quarter and year to date totaled $152.6 million and $307.1 million, respectively, compared to $147.4 million and $300.5 million for the same periods a year ago. The increases were due primarily to an increase in average premium rates and to higher primary risk in force.

Premiums earned for the quarter and year to date totaled $168.2 million and $332.4 million, respectively, compared to $154.4 million and $303.4 million for the same periods a year ago. The increases were due primarily to the recognition of premiums associated with loan cancellations under non-refundable single and annual premium policies, increases in average premium rates and, to a lesser extent, higher primary risk in force.

Equity in earnings from CMG for the quarter and year to date totaled $4.9 million (pre-tax) and $9.0 million (pre-tax), respectively, compared to $3.7 million (pre-tax) and $7.0 million (pre-tax) for the same periods a year ago. The increases compared to the corresponding periods in 2004 were primarily a result of increases in CMG’s primary insurance in force and risk in force.

Losses and loss adjustment expenses for the quarter and year to date totaled $65.5 million and $128.6 million, respectively, compared to $55.8 million and $114.7 million for the same periods a year ago. The increases were primarily a result of increases in the number of primary claims paid. The increases in the number of primary claims paid were due to a number of factors, including seasoning of PMI’s primary insurance portfolio’s largest book years, an increased number of claims paid that had previously been late stage delinquencies whose foreclosure had been delayed by bankruptcy protection and higher claims associated with the portion of PMI’s portfolio that contains ARMs, high LTV, Alt-A and less-than-A quality loans.

Amortization of deferred policy acquisition costs for the quarter and year to date totaled $15.0 million and $31.1 million, respectively, compared to $18.1 million and $37.5 million for the same periods a year ago. The decreases were primarily the result of lower levels of new insurance written, increases in policies issued through electronic delivery, and the expense savings from the 2004 field restructuring.

Other underwriting and operating expenses for the quarter and year to date totaled $25.3 million and $48.8 million, respectively, compared to $24.9 million and $51.1 million for the same periods a year ago. The decrease for the first half of 2005 was due primarily to costs accrued in the first quarter of 2004 related to compensation and related benefits costs, as well as field restructuring charges recorded in the first half of 2004.

DOMESTIC4 NEW INSURANCE WRITTEN

(Dollars in billions)	Q2 2005	YTD 2005	Q2 2004	YTD 2004
Domestic primary new insurance written	$11.1	$20.3	$12.9	$22.7
Excluding CMG	$9.7	$17.8	$11.4	$20.2
Bulk new insurance written	$2.2	$4.1	$1.0	$1.3
Domestic pool new insurance written	$3.2	$4.5	$2.6	$6.5

Domestic primary new insurance written for the quarter and year to date totaled $11.1 billion and $20.3 billion, respectively, compared to $12.9 billion and $22.7 billion for the same periods a year ago. The decreases were driven by lower volumes in the residential mortgage origination and mortgage insurance markets, partially offset by increased opportunities for bulk insurance writings. Lenders’ use of alternative mortgage products which do not require mortgage insurance has continued to negatively impact the size of the mortgage insurance market and PMI’s primary flow new insurance written.

PRIMARY INSURANCE AND RISK IN FORCE

(Dollars in billions)	As of 6/30/05	As of 3/31/05	As of 6/30/04
Domestic primary insurance in force	$118.1	$118.2	$117.6
Excluding CMG	$103.4	$104.0	$104.2
Domestic primary risk in force	$29.0	$28.8	$27.8
Excluding CMG	$25.6	$25.5	$24.8
Domestic annual primary persistency rate	62.9%	61.7%	53.6%
Excluding CMG	62.0%	60.8%	52.8%

Domestic primary insurance in force totaled $118.1 billion at June 30, 2005, compared to $117.6 billion a year ago. Domestic primary risk in force totaled $29.0 billion at June 30, 2005, compared to $27.8 billion at the end of the second quarter of 2004 and was driven primarily by a greater number of high LTV loans with deeper coverage and higher average loan balances. The domestic annual persistency rate increased to 62.9% as of June 30, 2005 from 53.6% as of June 30, 2004.

[4]	“Domestic” includes results from U.S. Mortgage Insurance Operations and CMG.

PRIMARY DEFAULT RATES

	As of 6/30/05	As of 3/31/05	As of 6/30/04
Domestic primary mortgage insurance	4.03%	4.07%	3.94%
Excluding bulk	3.48%	3.59%	3.39%
Excluding CMG	4.51%	4.53%	4.36%
Excluding CMG and bulk transactions	3.94%	4.04%	3.79%

At June 30, 2005, the Company’s domestic primary insurance default rate, excluding CMG, was 4.51 percent compared to 4.53 percent at March 31, 2005. The decrease was primarily due to a decrease in primary loans in default from 35,716 at March 31, 2005 to 35,030 at June 30, 2005 and a decline in the number of primary insurance policies in force.

CLAIMS PAID

(Dollars in millions)	Q2 2005	YTD 2005	Q2 2004	YTD 2004
Primary – flow	$46.1	$87.8	$36.0	$67.1
Primary – bulk	11.6	25.4	13.8	26.3

Total primary	57.7	113.2	49.8	93.4
Total pool and other	4.9	9.6	3.4	7.4

Total claims paid	$62.6	$122.8	$53.2	$100.8

Primary claims paid for the quarter and year to date totaled $57.7 million and $113.2 million, respectively, compared to $49.8 million and $93.4 million for the same periods a year ago. The increases in claims paid in the second quarter and first half of 2005 were influenced by the seasoning of our primary insurance portfolio’s largest book years, an increased number of claims that had previously been late stage delinquencies whose foreclosure had been delayed by bankruptcy protection and higher claim rates associated with the portion of the portfolio that contain ARMs, high LTV, Alt-A and less-than-A quality loans.

International Operations

Net income from International Operations for the quarter and year to date totaled $25.3 million and $50.4 million, respectively, compared to $25.0 million and $52.0 million for the same periods a year ago. The decrease in net income for the first half of 2005 was due primarily to a decrease in PMI Europe’s premiums earned and increases in PMI Australia’s and PMI Europe’s underwriting and operating expenses. The change in the average foreign currency exchange rates from the second quarter and the first half of 2005 to the corresponding periods in 2004 favorably impacted International Operations’ net income by $1.5 million and $2.0 million, respectively, primarily due to the appreciation of the Australian dollar, offset by the amortization and decline in value of the Company’s Australian dollar and Euro put options.

PMI Australia

Net income from PMI Australia for the quarter and year to date totaled $20.5 million and $41.1 million, respectively, compared to $19.2 million and $39.5 million for the same periods a year ago. The increases were due primarily to an appreciation of the Australian dollar relative to the U.S. dollar. In local currency, net income from PMI Australia for the quarter and year to date totaled AU$26.7 million and AU$53.2 million, respectively, compared to AU$26.8 million and AU$53.4 million for the same periods a year ago.

Losses and loss adjustment expenses for PMI Australia continued to experience favorable levels of claim payments and default rates. PMI Australia’s default rate at June 30, 2005 was 0.14% compared to 0.15% at June 30, 2004. Claims paid in the second quarter and year to date totaled $0.7 million and $1.1 million, respectively, compared to $0.2 million and $0.4 million for the same periods a year ago.

Premiums earned for PMI Australia for the quarter and year to date totaled $29.9 million and $59.3 million, respectively, compared to $26.7 million and $55.6 million for the same periods a year ago.

Primary insurance in force for PMI Australia was $119.8 billion at June 30, 2005, compared to $91.5 billion at June 30, 2004.

Primary risk in force for PMI Australia was $109.0 billion at June 30, 2005, compared to $82.8 billion at June 30, 2004.

Primary new insurance written for PMI Australia for the quarter and year to date totaled $7.4 billion and $15.2 billion, respectively, compared to $8.7 billion and $16.9 billion for the same periods a year ago. The decreases in new insurance written were primarily driven by decreases in mortgage origination activity combined with increasingly competitive pricing.

Unearned premiums for PMI Australia were $301.3 million at June 30, 2005, compared to $242.4 million at June 30, 2004. The increase in unearned premiums was due to the higher level of insurance in force, combined with the strengthening of the Australian dollar relative to the U.S. dollar.

PMI Europe

Net income for PMI Europe for the quarter and year to date totaled $2.3 million and $5.4 million, respectively, compared to $4.3 million and $9.0 million for the same periods a year ago. The decreases in the second quarter and first half of 2005 were due primarily to decreases in premiums earned and increases in underwriting and operating expenses. In local currency, net income from PMI Europe for the quarter and year to date totaled €1.9 million and €4.2 million, respectively, compared to €3.5 million €7.3, respectively, for the same periods a year ago.

Net premiums written for PMI Europe for the quarter and year to date totaled $1.5 million and $3.0 million, respectively, compared to $2.4 million and $5.2 million for the same periods a year ago. The decreases in net premiums written were due to a reduced number of transactions closed in the second quarter and first half of 2005 in the European markets which can exhibit considerable variance in volume from quarter to quarter.

Premiums earned for PMI Europe for the quarter and year to date totaled $4.2 and $8.5 million, respectively, compared to $5.0 million and $10.4 million for the same periods a year ago. The decreases for the quarter and the year to date were due primarily to decreases in premiums earned associated with the Royal & Sun Alliance (“R&SA”) mortgage insurance portfolio acquired by PMI Europe in 2004. As this portfolio continues to season, we expect premiums earned and risk in force associated with this portfolio to decline.

Underwriting and operating expenses for PMI Europe for the quarter and year to date totaled $2.9 million and $4.5 million, respectively, compared to $1.1 million and $2.7 million for the same periods a year ago. The increases in the second quarter and the first half of 2005 were due to additional provisions for the R&SA performance related obligations and increases in costs associated with expansion efforts. Under the terms of its agreement with R&SA, PMI Europe shares certain economic benefits with R&SA if loss performance of the acquired portfolio reaches agreed-upon levels. Based upon the favorable loss performance to date, PMI Europe has continued to accrue commissions related to this agreement and most likely will continue to do so in the future.

PMI Hong Kong

PMI’s Hong Kong reinsurance premiums written for the quarter and year to date totaled $6.3 million and $11.6 million, respectively, compared to $2.6 and $4.4 million for the same periods a year ago. The increases were due primarily to increases in mortgage origination activity in Hong Kong and product expansion into residential mortgages with LTVs between 90.01% and 95.00%.

PMI’s Hong Kong reinsurance premiums earned for the quarter and year to date totaled $4.1 million and $5.8 million, respectively, compared to $1.5 and $3.5 million for the same periods a year ago. The increase in the second quarter of 2005 was due to increases in mortgage origination activity and policy cancellations during the quarter.

Financial Guaranty

Financial Guaranty, which includes equity in earnings from the Company’s investments in FGIC and RAM Re, reported net income for the quarter and year to date of $21.5 million and $40.4 million, respectively, compared to $17.5 million and $31.0 million for the same periods a year ago. Equity in earnings from FGIC in the second quarter and year to date totaled $22.2 million (pre-tax) and $41.8 million (pre-tax), respectively, compared to $17.9 million (pre-tax) and $31.5 million (pre-tax) in the same periods a year ago. The increase in the second quarter of 2005 was primarily due to increases in premiums earned and, to a lesser extent, higher investment income due to growth in its investment portfolio. The increase in the first half of 2005 was primarily due to increases in premiums earned, refundings and, to a lesser extent, higher investment income due to growth in its investment portfolio.

Equity in earnings from RAM Re for the quarter and year to date were $1.6 million (pre-tax) and $2.8 million (pre-tax), respectively, compared to $1.8 million (pre-tax) and $3.1 million (pre-tax) for the same periods a year ago. The Company reports equity in earnings from RAM Re on a one-quarter lag.

Other

The Other segment consists of revenues and expenses of the holding company, PMI Mortgage Services Co. and SPS Holding Corp. (“SPS”).

The Net loss in the Other segment for the quarter and year to date totaled $11.9 million and $21.1 million, respectively, compared to a net loss of $9.0 million and a net gain of $16.3 million for the same periods a year ago. The increases in the net loss in the second quarter and year to date were primarily driven by increases in contract underwriting remedy expenses and by a decline in contract underwriting revenues related to lower mortgage origination and refinance volumes. In January 2005, the Company signed a Summary of

Terms granting Credit Suisse First Boston (USA) an option to buy 100 percent of the outstanding stock of SPS. As of June 30, 2005, our total investment in SPS was $119.3 million, consisting of $110.4 million carrying value of our equity investment held for sale and $8.9 million in related party receivables, which are current. As a result of reclassifying our investment in SPS as held for sale, effective January 1, 2005, we have recorded equity in earnings from SPS in other income. On July 28, 2005, the Company agreed to extend CSFB’s option to acquire the outstanding stock of SPS until August 5, 2005 from the previous expiration date of July 31, 2005.

Equity in earnings from SPS was nominal for the second quarter of 2005 and 2004 and was $0.9 million for the first half of 2005 compared to $0.4 million for the corresponding period in 2004.

ABOUT THE PMI GROUP, INC.

The PMI Group, Inc. (NYSE: PMI) headquartered in Walnut Creek, California is an international provider of credit enhancement products that promote homeownership and facilitate mortgage transactions in the capital markets. Through its wholly owned subsidiaries and unconsolidated strategic investments, the Company offers residential mortgage insurance and credit enhancement products domestically and internationally as well as financial guaranty insurance and reinsurance.

The Company is an advocate of affordable housing and supports a number of organizations that foster greater access to affordable housing. The Company’s approach to affordable housing lending is to develop products and services that assist responsible borrowers who may not qualify for mortgage loans under traditional underwriting practices.

Cautionary Statement: Statements in this earnings release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties that could affect the Company are discussed in our Form 10-K for the year ended December 31, 2004 and include changes in economic conditions such as interest rates, home values, employment rates and refinance activity. We undertake no obligation to update forward-looking statements.

# # #

THE PMI GROUP, INC. AND SUBSIDIARIES

FINANCIAL RESULTS AND STATISTICAL INFORMATION FOR THE PERIOD ENDED JUNE 30, 2005

Contents

Consolidated Statements of Operations and Balance Sheets	Page 2

Business Segments Results of Operations - Three Months Ended June 30, 2005 and 2004	Page 3

Business Segments Results of Operations - Six Months Ended June 30, 2005 and 2004	Page 4

Business Segments Balance Sheets	Page 5

U.S. Mortgage Insurance Operations Analysis of Reserve for Losses and LAE and Statistical Information	Page 6

U.S. Mortgage Insurance Operations and CMG Mortgage Insurance Company Statistical Information	Page 7

PMI Australia and PMI Europe Statistical Information	Page 8

Appendix A - U.S. Mortgage Insurance Operations Supplemental Statistical Information	Page 9

Appendix B - PMI Australia and PMI Europe Quarterly Financial Information	Page 10

Appendix C - Business Segments Results of Operations by Quarter	Page 11

Please refer to the following when noted:

(1)	For the quarter and six months ended June 30, 2005, the Company’s equity earnings in unconsolidated subsidiaries include FGIC Corporation, CMG Mortgage Insurance Company (“CMG”), RAM Reinsurance Company, Ltd. (“RAM Re”), other limited partnership interests and the trust subsidiary that issued the Company’s preferred securities. As of December 31, 2004, the equity investment in SPS Holding Corp. (“SPS”) was reclassified from investments in unconsolidated subsidiaries to equity investment held for sale. Effective January 1, 2005, SPS's equity earnings are reported in other income.

(2)	The operating results, assets and liabilities of American Pioneer Title Insurance Company (“APTIC”) were reflected as discontinued operations in the fourth quarter of 2003 with prior period financial information reclassified accordingly. The Company completed its sale of APTIC in March 2004 and recorded a gain on sale of discontinued operations of $30.1 million, net of $17.1 million of income tax expense.

(3)	In January 2005, the Company signed a Summary of Terms with Credit Suisse First Boston (USA), Inc. (“CSFB”) pursuant to which CSFB has an option to acquire 100% of the Company’s outstanding stock of SPS. In the fourth quarter of 2004, the Company recorded a write-down of its equity investment in SPS for $20.4 million (pre-tax). The write-down was recorded as a realized loss of discontinued operations of equity investment due to the Company’s decision to sell SPS. According to Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, we are not permitted to present the disposal of equity method investments as discontinued operations.

(4)	U.S. Mortgage Insurance Operations include the operating results of PMI Mortgage Insurance Co. and affiliated U.S. mortgage insurance and reinsurance companies (“PMI”). CMG and its affiliates are included under the equity method of accounting in equity in earnings from unconsolidated subsidiaries.

(5)	International Operations include PMI Australia, PMI Europe and the Company’s Hong Kong branch’s results of operations.

(6)	Financial Guaranty represents our equity investments in FGIC Corporation and RAM Re.

(7)	The “Other” segment includes other income and related operating expenses of PMI Mortgage Services Co.; investment income, interest expense and corporate overhead of The PMI Group, Inc.; the results of Commercial Loans Insurance Co. and WMAC Credit Insurance Corporation; equity in earnings from SPS and certain limited partnerships; and the results from discontinued operations of APTIC.

(8)	The expense ratio is the ratio, expressed as a percentage, of the sum of amortization of deferred policy acquisition costs and other underwriting expenses to net premiums written. The loss ratio is the ratio, expressed as a percentage, of the sum of losses and loss adjustment expenses to premiums earned.

(9)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products for U.S. Mortgage Insurance Operations.

(10)	Statutory risk-to-capital ratio is for PMI Mortgage Insurance Co.

Note:	The interim financial and statistical information contained in this material is unaudited. Certain prior year information has been reclassified to conform to the current periods’ presentation.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars and shares, except per share data, in thousands)
Net premiums written	$199,762	$190,876	$393,507	$384,280

Revenues
Premiums earned	$206,408	$187,663	$405,975	$372,965
Net investment income	45,747	43,622	89,537	83,663
Equity in earnings from unconsolidated subsidiaries (1)	28,282	23,585	53,494	42,683
Net realized investment gains	1,503	68	2,224	1,343
Other income	6,251	9,798	11,787	18,649

Total revenues	288,191	264,736	563,017	519,303

Losses and expenses
Losses and loss adjustment expenses	67,235	56,532	131,717	116,352
Amortization of deferred policy acquisition costs	18,809	21,244	39,252	44,339
Other underwriting and operating expenses	54,417	49,618	100,062	99,938
Interest expense	8,472	8,822	18,025	17,337

Total losses and expenses	148,933	136,216	289,056	277,966

Income from continuing operations before income taxes	139,258	128,520	273,961	241,337
Income taxes from continuing operations	34,673	31,845	68,218	59,099

Income from continuing operations after income taxes	104,585	96,675	205,743	182,238

Income from discontinued operations before income taxes (2)	—	—	—	5,756
Income taxes from discontinued operations (2)	—	—	—	1,958

Income from discontinued operations after income taxes (2)	—	—	—	3,798

Gain on sale of discontinued operations, net of income taxes of $17,131 (2)	—	—	—	30,108

Net income	$104,585	$96,675	$205,743	$216,144

Diluted weighted average common shares outstanding	102,592	105,599	103,246	105,304

Diluted net income per share	$1.04	$0.93	$2.03	$2.09

Reconciliation of earnings per share:
Net income	$104,585	$96,675	$205,743	$216,144
Plus: Interest expense on contingently convertible debt, net of income taxes	1,912	1,942	3,824	3,854

Net income adjusted for diluted earnings per share calculation	$106,497	$98,617	$209,567	$219,998

Share data:
Basic weighted average common shares outstanding	92,838	95,754	93,370	95,571
Stock options and other dilutive components	1,601	1,692	1,723	1,580
Common stock equivalent shares related to contingently convertible debt	8,153	8,153	8,153	8,153

Diluted weighted average common shares outstanding	102,592	105,599	103,246	105,304

Per share data:
Diluted net income from continuing operations per share	$1.04	$0.93	$2.03	$1.76
Income from discontinued operations after income taxes	—	—	—	0.04
Gain on sale of discontinued operations, net of income taxes	—	—	—	0.29

Diluted net income per share	$1.04	$0.93	$2.03	$2.09

CONSOLIDATED BALANCE SHEETS

	June 30, 2005	December 31, 2004	June 30, 2004
	(Unaudited)		(Unaudited)
	(Dollars in thousands, except per share data)
Assets
Cash and investments, at fair value	$3,675,496	$3,621,550	$3,365,964
Investments in unconsolidated subsidiaries (1)	965,600	911,604	955,577
Equity investment held for sale (3)	110,383	109,519	—
Related party receivables	10,562	18,439	47,831
Reinsurance receivables, reinsurance recoverables and prepaid premiums	45,875	49,657	45,743
Deferred policy acquisition costs	87,892	92,438	91,816
Other assets	345,499	342,760	347,647

Total assets	$5,241,307	$5,145,967	$4,854,578

Liabilities
Reserve for losses and loss adjustment expenses	$364,412	$364,847	$357,028
Unearned premiums	461,461	484,815	460,998
Long-term debt	819,529	819,529	819,543
Other liabilities	357,951	339,021	310,661

Total liabilities	2,003,353	2,008,212	1,948,230
Shareholders’ equity	3,237,954	3,137,755	2,906,348

Total liabilities and shareholders’ equity	$5,241,307	$5,145,967	$4,854,578

Basic shares issued and outstanding (shares in thousands)	91,761	94,025	95,987

Book value per share	$35.29	$33.37	$30.28

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (4)	International Operations (5)	Financial Guaranty (6)	Other (7)	Consolidated Total
	Three Months Ended June 30, 2005 (Unaudited)
	(Dollars in thousands)
Net premiums written	$152,564	$47,185	$—	$13	$199,762

Revenues
Premiums earned	$168,248	$38,141	$—	$19	$206,408
Net investment income	27,546	14,058	—	4,143	45,747
Equity in earnings (losses) from unconsolidated subsidiaries (1)	4,937	—	23,761	(416)	28,282
Net realized investment gains (losses)	1,167	(18)	—	354	1,503
Other income (loss)	(5)	873	—	5,383	6,251

Total revenues	201,893	53,054	23,761	9,483	288,191

Losses and expenses
Losses and loss adjustment expenses	65,496	1,739	—	—	67,235
Amortization of deferred policy acquisition costs	15,030	3,779	—	—	18,809
Other underwriting and operating expenses	25,278	10,539	—	18,600	54,417
Interest expense	—	—	—	8,472	8,472

Total losses and expenses	105,804	16,057	—	27,072	148,933

Income (loss) before income taxes	96,089	36,997	23,761	(17,589)	139,258
Income tax (benefit)	26,400	11,747	2,254	(5,728)	34,673

Net income (loss)	$69,689	$25,250	$21,507	$(11,861)	$104,585

Expense ratio (8)	26.4%	30.3%
Loss ratio (8)	38.9%	4.6%
Combined ratio	65.3%	34.9%

	Three Months Ended June 30, 2004 (Unaudited)
	(Dollars in thousands)
Net premiums written	$147,407	$43,460	$—	$9	$190,876

Revenues
Premiums earned	$154,392	$33,255	$—	$16	$187,663
Net investment income	27,944	10,646	—	5,032	43,622
Equity in earnings from unconsolidated subsidiaries (1)	3,676	—	19,699	210	23,585
Net realized investment gains (losses)	(166)	377	—	(143)	68
Other income (loss)	(25)	2,399	—	7,424	9,798

Total revenues	185,821	46,677	19,699	12,539	264,736

Losses and expenses
Losses and loss adjustment expenses	55,755	777	—	—	56,532
Amortization of deferred policy acquisition costs	18,109	3,135	—	—	21,244
Other underwriting and operating expenses	24,888	6,940	—	17,790	49,618
Interest expense	17	60	—	8,745	8,822

Total losses and expenses	98,769	10,912	—	26,535	136,216

Income (loss) before income taxes	87,052	35,765	19,699	(13,996)	128,520
Income tax (benefit)	23,790	10,799	2,220	(4,964)	31,845

Net Income (loss)	$63,262	$24,966	$17,479	$(9,032)	$96,675

Expense ratio (8)	29.2%	23.2%
Loss ratio (8)	36.1%	2.3%
Combined ratio	65.3%	25.5%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (4)	International Operations (5)	Financial Guaranty (6)	Other (7)	Consolidated Total
	Six Months Ended June 30, 2005 (Unaudited)
	(Dollars in thousands)
Net premiums written	$307,103	$86,370	$—	$34	$393,507

Revenues
Premiums earned	$332,360	$73,576	$—	$39	$405,975
Net investment income	53,125	27,813	—	8,599	89,537
Equity in earnings (losses) from unconsolidated subsidiaries (1)	9,011	—	44,608	(125)	53,494
Net realized investment gains	1,587	322	—	315	2,224
Other income (loss)	(1)	760	—	11,028	11,787

Total revenues	396,082	102,471	44,608	19,856	563,017

Losses and expenses
Losses and loss adjustment expenses	128,614	3,103	—	—	131,717
Amortization of deferred policy acquisition costs	31,056	8,196	—	—	39,252
Other underwriting and operating expenses	48,832	17,543	—	33,687	100,062
Interest expense	1	—	—	18,024	18,025

Total losses and expenses	208,503	28,842	—	51,711	289,056

Income (loss) before income taxes	187,579	73,629	44,608	(31,855)	273,961
Income tax (benefit)	51,548	23,232	4,211	(10,773)	68,218

Net income (loss)	$136,031	$50,397	$40,397	$(21,082)	$205,743

Expense ratio (8)	26.0%	29.8%
Loss ratio (8)	38.7%	4.2%
Combined ratio	64.7%	34.0%

	Six Months Ended June 30, 2004 (Unaudited)
	(Dollars in thousands)
Net premiums written	$300,471	$83,783	$—	$26	$384,280

Revenues
Premiums earned	$303,415	$69,514	$—	$36	$372,965
Net investment income	52,402	22,453	—	8,808	83,663
Equity in earnings from unconsolidated subsidiaries (1)	7,004	—	34,627	1,052	42,683
Net realized investment gains (losses)	921	602	—	(180)	1,343
Other income	57	4,001	—	14,591	18,649

Total revenues	363,799	96,570	34,627	24,307	519,303

Losses and expenses
Losses and loss adjustment expenses	114,710	1,642	—	—	116,352
Amortization of deferred policy acquisition costs	37,542	6,797	—	—	44,339
Other underwriting and operating expenses	51,028	13,807	—	35,103	99,938
Interest expense	37	61	—	17,239	17,337

Total losses and expenses	203,317	22,307	—	52,342	277,966

Income (loss) from continuing operations before income taxes	160,482	74,263	34,627	(28,035)	241,337
Income tax (benefit) from continuing operations	43,612	22,269	3,633	(10,415)	59,099

Income (loss) from continuing operations after income taxes	116,870	51,994	30,994	(17,620)	182,238

Income from discontinued operations before taxes (2)	—	—	—	5,756	5,756
Income taxes from discontinued operations (2)	—	—	—	1,958	1,958

Income from discontinued operations after income taxes (2)	—	—	—	3,798	3,798

Gain on sale of discontinued operations, net of income taxes (2)	—	—	—	30,108	30,108

Net income	$116,870	$51,994	$30,994	$16,286	$216,144

Expense ratio (8)	29.5%	24.6%
Loss ratio (8)	37.8%	2.4%
Combined ratio	67.3%	27.0%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS

	U.S. Mortgage Insurance Operations (4)	International Operations (5)	Financial Guaranty (6)	Other (7)	Consolidated Total
	June 30, 2005
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,140,727	$1,048,992	$—	$485,777	$3,675,496
Investment in unconsolidated subsidiaries (1)	121,558	—	821,308	22,734	965,600
Equity investment held for sale (3)	—	—	—	110,383	110,383
Related party receivables	1,507	—	—	9,055	10,562
Reinsurance receivables, recoverables and prepaid premiums	23,903	21,972	—	—	45,875
Deferred policy acquisition costs	48,738	39,154	—	—	87,892
Other assets	208,219	24,800	—	112,480	345,499

Total assets	$2,544,652	$1,134,918	$821,308	$740,429	$5,241,307

Liabilities
Reserve for losses and loss adjustment expenses	$338,628	$25,781	$—	$3	$364,412
Unearned premiums	132,809	328,618	—	34	461,461
Long-term debt	—	—	—	819,529	819,529
Other liabilities	245,481	71,727	16,248	24,495	357,951

Total liabilities	716,918	426,126	16,248	844,061	2,003,353
Shareholders’ equity	1,827,734	708,792	805,060	(103,632)	3,237,954

Total liabilities and shareholders’ equity	$2,544,652	$1,134,918	$821,308	$740,429	$5,241,307

	December 31, 2004
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,132,300	$1,030,751	$—	$458,499	$3,621,550
Investments in unconsolidated subsidiaries (1)	112,456	—	774,880	24,268	911,604
Equity investment held for sale (3)	—	—	—	109,519	109,519
Related party receivables	1,633	—	—	16,806	18,439
Reinsurance receivables, recoverables and prepaid premiums	31,110	18,547	—	—	49,657
Deferred policy acquisition costs	53,998	38,440	—	—	92,438
Other assets	208,806	26,460	—	107,494	342,760

Total assets	$2,540,303	$1,114,198	$774,880	$716,586	$5,145,967

Liabilities
Reserve for losses and loss adjustment expenses	$338,620	$26,224	$—	$3	$364,847
Unearned premiums	152,685	332,091	—	39	484,815
Long-term debt	—	—	—	819,529	819,529
Other liabilities	237,431	71,740	12,424	17,426	339,021

Total liabilities	728,736	430,055	12,424	836,997	2,008,212
Shareholders’ equity	1,811,567	684,143	762,456	(120,411)	3,137,755

Total liabilities and shareholders’ equity	$2,540,303	$1,114,198	$774,880	$716,586	$5,145,967

	June 30, 2004
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,120,337	$842,675	$—	$402,952	$3,365,964
Investments in unconsolidated subsidiaries (1)	102,346	—	716,858	136,373	955,577
Related party receivables	2,011	—	—	45,820	47,831
Reinsurance receivables, recoverables and prepaid premiums	30,007	15,736	—	—	45,743
Deferred policy acquisition costs	59,866	31,950	—	—	91,816
Other assets	206,500	28,118	—	113,029	347,647

Total assets	$2,521,067	$918,479	$716,858	$698,174	$4,854,578

Liabilities
Reserve for losses and loss adjustment expenses	$334,744	$22,281	$—	$3	$357,028
Unearned premiums	179,851	281,109	—	38	460,998
Long-term debt	—	—	—	819,543	819,543
Other liabilities	123,526	57,034	9,301	120,800	310,661

Total liabilities	638,121	360,424	9,301	940,384	1,948,230
Shareholders’ equity	1,882,946	558,055	707,557	(242,210)	2,906,348

Total liabilities and shareholders’ equity	$2,521,067	$918,479	$716,858	$698,174	$4,854,578

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (4) ANALYSIS OF RESERVE FOR LOSSES AND LAE

	June 30, 2005		March 31, 2005		June 30, 2004
	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE
	(Dollars in thousands)
Primary insurance	35,030	$299,379	35,716	$303,792	35,232	$302,099
Pool insurance	16,623	39,249	16,992	34,685	16,804	32,645

Total	51,653	$338,628	52,708	$338,477	52,036	$334,744

Reconciliation of Reserve for Losses and LAE

	June 30, 2005	March 31, 2005	Reserve Change
	(Dollars in thousands)
Gross reserve for losses and LAE:
Primary insurance	$299,379	$303,792	$(4,413)
Pool insurance	39,249	34,685	4,564

Total gross reserve for losses and LAE	338,628	338,477	151
Ceded reserve for losses:
Primary insurance	(2,299)	(2,158)	(141)
Pool insurance	(89)	(89)	—

Total ceded reserve for losses	(2,388)	(2,247)	(141)

Net reserve for losses and LAE	$336,240	$336,230	$10

U.S. MORTGAGE INSURANCE OPERATIONS (4) STATISTICAL INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Flow insurance written (in millions)	$7,442	$10,409	$13,745	$18,863
Bulk insurance written (in millions)	2,216	998	4,081	1,342

Primary new insurance written (in millions)	$9,658	$11,407	$17,826	$20,205

Primary new risk written (in millions)	$2,551	$2,950	$4,621	$5,157
Pool new insurance written (in millions) (9)	$3,228	$2,550	$4,534	$6,453
Pool new risk written (in millions) (9)	$60	$64	$101	$139
Product mix as a % of new insurance written:
Above 97% LTV’s	14%	9%	14%	10%
90.01% to 95% LTV’s	25%	31%	25%	32%
85.01% to 90% LTV’s	43%	40%	41%	40%
90.01% to 95% LTV’s with >= 30% coverage	21%	26%	21%	26%
85.01% to 90% LTV’s with >= 25% coverage	38%	33%	35%	33%
ARMs	35%	21%	34%	19%
Monthlies	97%	98%	98%	97%
Refinances	34%	34%	36%	34%
Bulk transactions	23%	9%	23%	7%
Premiums written (in thousands):
Gross premiums written	$197,850	$188,745	$398,980	$381,587
Ceded premiums, net of assumed premiums	(41,455)	(37,824)	(84,742)	(74,011)
Refunded premiums	(3,831)	(3,514)	(7,135)	(7,105)

Net premiums written	152,564	147,407	307,103	300,471
Change in unearned premiums	15,684	6,985	25,257	2,944

Net premiums earned	$168,248	$154,392	$332,360	$303,415

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (4) STATISTICAL INFORMATION

	June 30, 2005	March 31, 2005	June 30, 2004
Primary insurance in force (in millions)	$103,434	$103,997	$104,206

Primary risk in force (in millions)	$25,592	$25,507	$24,802

Pool risk in force (in millions) (9)	$2,445	$2,417	$2,535

Risk-to-capital ratio (10)	8.4 to 1	8.1 to 1	8.6 to 1

Insured primary loans	776,721	788,847	807,822

Persistency	62.0%	60.8%	52.8%

Primary loans in default	35,030	35,716	35,232

Primary default rate	4.51%	4.53%	4.36%

Bulk transactions only default rate	8.54%	8.17%	9.01%

Pool default rate	5.65%	5.65%	4.45%

Primary claims paid (year-to-date in thousands)	$113,180	$55,510	$93,364

Number of primary claims paid (year-to-date)	4,934	2,413	4,029

Average primary claim size (year-to-date in thousands)	$22.9	$23.0	$23.2

Percentage of flow NIW subject to captive reinsurance arrangements (year-to-date)	65.7%	61.1%	60.2%

Percentage of primary NIW subject to captive reinsurance arrangements (year-to-date)	50.7%	47.1%	56.2%

Percentage of primary IIF subject to captive reinsurance arrangements (year-to-date)	53.7%	53.7%	52.2%

Percentage of primary RIF subject to captive reinsurance arrangements (year-to-date)	54.6%	53.6%	53.9%

CMG MORTGAGE INSURANCE COMPANY STATISTICAL INFORMATION

	June 30, 2005	March 31, 2005	June 30, 2004
Primary new insurance written (year-to-date in millions)	$2,495	$1,071	$2,544

Primary insurance in force (in millions)	$14,694	$14,213	$13,358

Primary risk in force (in millions)	$3,428	$3,286	$2,991

Insured primary loans	108,066	105,928	102,044

Persistency	70.3%	69.1%	61.0%

Primary loans in default	622	713	587

Primary default rate (year-to-date)	0.58%	0.67%	0.58%

Primary claims paid (year-to-date in thousands)	$1,981	$892	$2,665

Number of primary claims paid (year-to-date)	100	41	111

Average primary claim size (year-to-date in thousands)	$19.8	$21.8	$24.0

THE PMI GROUP, INC. AND SUBSIDIARIES

PMI AUSTRALIA STATISTICAL INFORMATION

	June 30, 2005	March 31, 2005	June 30, 2004
Net premiums written (year-to-date in thousands)	$71,775	$32,388	$74,169

Premiums earned (year-to-date in thousands)	$59,319	$29,399	$55,590

Flow insurance written (year-to-date in millions)	$8,685	$3,922	$10,268
RMBS insurance written (year-to-date in millions)	6,478	3,816	6,648

New insurance written (year-to-date in millions)	$15,163	$7,738	$16,916

Insurance in force (in millions)	$119,811	$117,439	$91,467

Risk in force (in millions)	$109,025	$106,724	$82,764

Policies in force	973,820	955,922	861,470

Loans in default	1,322	1,276	1,276

Delinquency rate	0.14%	0.13%	0.15%

Claims paid (year-to-date in thousands)	$1,090	$355	$371

Number of claims paid (year-to-date)	42	18	26

Average claim size (year-to-date in thousands)	$26.0	$19.7	$14.3

PMI EUROPE STATISTICAL INFORMATION

	June 30, 2005	March 31, 2005	June 30, 2004
Net premiums written (year-to-date in thousands)	$3,027	$1,547	$5,167

Premiums earned (year-to-date in thousands)	$8,507	$4,353	$10,399

New credit default swaps written (year-to-date in millions)	$—	$—	$2,603

Insurance in force (in millions)	$31,213	$31,365	$33,346

Risk in force (in millions)	$2,450	$2,405	$3,251

Claims paid including credit default swaps (year-to-date in thousands)	$1,379	$825	$651

Number of claims paid including credit default swaps (year-to-date)	26	20	51

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX A - U.S. MORTGAGE INSURANCE OPERATIONS (4) SUPPLEMENTAL STATISTICAL INFORMATION

		6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Primary insurance in force (in millions)
Flow		$89,965	$91,399	$93,263	$93,601	$92,968
Bulk		13,469	12,598	12,058	11,181	11,238

Total		$103,434	$103,997	$105,321	$104,782	$104,206

Primary risk in force (in millions)
Flow		$22,296	$22,541	$22,885	$22,741	$22,342
Bulk		3,296	2,966	2,773	2,518	2,460

Total		$25,592	$25,507	$25,658	$25,259	$24,802

Primary policies in force		776,721	788,847	803,236	805,859	807,822
Primary risk in force - credit score distribution
Flow	619-575	5.9%	6.1%	6.2%	6.4%	6.6%
	574 or below	1.7%	1.7%	1.8%	1.9%	2.0%
Bulk	619-575	17.4%	20.2%	21.1%	21.6%	21.0%
	574 or below	10.9%	12.9%	13.0%	12.7%	12.2%
Total	619-575	7.4%	7.7%	7.8%	7.9%	8.0%
	574 or below	2.9%	3.0%	3.0%	3.0%	3.0%
Primary average loan size (in thousands)
Flow		$132.2	$131.5	$131.3	$130.5	$129.3
Bulk		$139.8	$134.1	$129.8	$127.1	$126.9
Total		$133.2	$131.8	$131.1	$130.1	$129.0
Loss severity - primary (quarterly)
Flow		83.8%	85.6%	84.9%	77.4%	83.0%
Bulk		87.7%	90.9%	84.6%	78.8%	83.5%
Total		84.6%	86.8%	84.8%	77.8%	83.1%
Alt-A primary insurance in force (in millions)
With FICO scores of 660 and above		$11,800	$10,892	$10,250	$9,421	$8,590
With FICO scores below 660 and above 619		2,326	2,136	2,029	1,836	1,648

Total Alt-A primary insurance in force		$14,126	$13,028	$12,279	$11,257	$10,238

NEW INSURANCE WRITTEN AND INSURANCE IN FORCE ANALYSIS

	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
FICO > 700 and LTV > 80 (in millions)

Primary new insurance written (year-to-date)	$6,981	$3,049	$16,643	$12,788	$8,633

Primary insurance in force	$42,829	$42,974	$43,801	$43,862	$43,640

Total portfolio (in millions)

Primary new insurance written (year-to-date)	$17,826	$8,168	$41,213	$30,695	$20,205

Primary insurance in force	$103,434	$103,997	$105,321	$104,782	$104,206

FICO > 700 and LTV > 80 as a percentage of total portfolio

Primary new insurance written (year-to-date)	39.2%	37.3%	40.4%	41.7%	42.7%

Primary insurance in force	41.4%	41.3%	41.6%	41.9%	41.9%

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX B - PMI AUSTRALIA AND PMI EUROPE QUARTERLY FINANCIAL INFORMATION

PMI AUSTRALIA

	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03	9/30/03
	(Australian $ in thousands, unless otherwise noted)
Income Statement Components - Quarter Ended

Premiums earned	$38,929	$37,840	$35,819	$37,109	$37,308	$37,790	$36,766	$32,855
Net investment income	$14,966	$14,705	$14,087	$13,098	$12,677	$12,139	$9,235	$12,309
Change in fair value of put options	$(422)	$(1,338)	$(228)	$(1,890)	$1,311	$—	$—	$—
Total expenses	$15,104	$13,788	$13,624	$13,413	$12,799	$12,030	$12,160	$(216)
Net income	$26,725	$26,487	$25,447	$24,725	$26,832	$26,518	$21,441	$31,993

Net income (US$ in thousands)	$20,541	$20,584	$19,272	$17,554	$19,219	$20,265	$15,511	$21,073

Balance Sheet Components

Assets

Cash and investments, at fair value	$1,090,399	$1,037,704	$1,027,236	$973,479	$924,330	$892,864	$853,920	$816,143
Total assets	$1,188,574	$1,132,961	$1,116,874	$1,068,080	$1,013,102	$976,723	$935,904	$891,787

Liabilities and Shareholders’ Equity

Loss reserves	$12,541	$12,549	$12,547	$13,692	$13,556	$13,537	$13,536	$13,698
Unearned premiums	$395,113	$382,781	$378,981	$364,120	$346,748	$330,477	$321,441	$297,042
Shareholders’ equity	$730,113	$689,927	$673,124	$642,585	$607,781	$586,842	$556,329	$539,141

PMI EUROPE
	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03	9/30/03
	(Euro € in thousands, unless otherwise noted)
Income Statement Components - Quarter Ended

Premiums earned	€3,298	€3,321	€4,140	€4,233	€4,172	€4,295	€7,765	€1,283
Net investment income	€1,951	€2,002	€1,435	€2,294	€1,642	€2,198	€1,199	€1,491
Change in fair value of put options	€342	€(33)	€(6)	€(96)	€(18)	€—	€—	€—
Total expenses	€3,168	€2,031	€3,679	€1,476	€1,462	€1,768	€1,723	€1,144
Net income	€1,851	€2,326	€2,703	€3,942	€3,535	€3,781	€5,955	€1,299

Net income (US$ in thousands)	$2,330	$3,049	$3,489	$4,822	$4,260	$4,726	$7,089	$1,469

Balance Sheet Components

Assets

Cash and investments, at fair value	€179,698	€172,707	€169,165	€164,558	€161,129	€162,621	€154,369	€98,847
Total assets	€188,840	€182,857	€179,134	€175,731	€172,402	€170,600	€160,891	€100,878

Liabilities and Shareholders’ Equity

Loss reserves	€13,395	€12,807	€12,126	€10,656	€10,497	€10,031	€9,624	€2,109
Unearned premiums	€22,589	€24,719	€26,859	€29,363	€31,748	€33,903	€36,029	€183
Shareholders’ equity	€131,452	€125,395	€121,494	€117,142	€111,691	€109,386	€100,524	€95,289

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX C - BUSINESS SEGMENTS RESULTS OF OPERATIONS BY QUARTER

	2005		2004
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	(Dollars in thousands)
U.S. Mortgage Insurance Operations (4)

Net premiums written	$152,564	$154,538	$153,916	$143,732	$147,407	$153,064

Revenues
Premiums earned	$168,248	$164,112	$168,313	$162,276	$154,392	$149,023
Net investment income	27,546	25,579	25,496	24,332	27,944	24,458
Equity in earnings from unconsolidated subsidiaries (1)	4,937	4,074	4,569	3,707	3,676	3,328
Net realized investment gains (losses)	1,167	420	(12)	1,672	(166)	1,087
Other income (loss)	(5)	4	15	(24)	(25)	81

Total revenues	201,893	194,189	198,381	191,963	185,821	177,977

Losses and expenses
Losses and loss adjustment expenses	65,496	63,118	58,355	60,092	55,755	58,956
Amortization of deferred policy acquisition costs	15,030	16,026	16,585	18,003	18,109	19,433
Other underwriting and operating expenses	25,278	23,554	27,258	22,785	23,445	24,981
Field operations restructuring charge	—	—	—	315	1,443	1,156
Legal settlement refund	—	—	—	(2,574)	—	—
Interest expense	—	1	12	13	17	21

Total losses and expenses	105,804	102,699	102,210	98,634	98,769	104,547

Income before income taxes	96,089	91,490	96,171	93,329	87,052	73,430
Income taxes	26,400	25,149	26,328	25,528	23,790	19,822

Net income	$69,689	$66,341	$69,843	$67,801	$63,262	$53,608

International Operations (5)

Net premiums written	$47,185	$39,185	$46,156	$43,238	$43,460	$40,323

Revenues
Premiums earned	$38,141	$35,435	$33,979	$32,829	$33,255	$36,259
Net investment income	14,058	13,756	12,789	11,848	10,646	11,807
Net realized investment gains (losses)	(18)	340	(263)	256	377	225
Other income (loss)	873	(113)	3,044	296	2,399	1,602

Total revenues	53,054	49,418	49,549	45,229	46,677	49,893

Losses and expenses
Losses and loss adjustment expenses	1,739	1,363	1,737	746	777	864
Amortization of deferred policy acquisition costs	3,779	4,417	3,065	3,225	3,135	3,662
Other underwriting and operating expenses	10,539	7,005	10,235	7,346	6,940	6,867
Interest expense	—	—	—	12	60	1

Total losses and expenses	16,057	12,785	15,037	11,329	10,912	11,394

Income before income taxes	36,997	36,633	34,512	33,900	35,765	38,499
Income taxes	11,747	11,485	10,274	10,218	10,799	11,470

Net income	$25,250	$25,148	$24,238	$23,682	$24,966	$27,029

Financial Guaranty (6)
Equity in earnings from unconsolidated subsidiaries (1)	$23,761	$20,846	$16,156	$17,061	$19,699	$14,928
Income taxes	2,254	1,956	1,689	1,820	2,220	1,413

Net income	$21,507	$18,890	$14,467	$15,241	$17,479	$13,515

Other (7)

Net premiums written	$13	$23	$31	$9	$9	$17

Revenues
Premiums earned	$19	$20	$20	$18	$16	$20
Net investment income	4,143	4,455	4,706	5,775	5,032	3,776
Equity in earnings (losses) from unconsolidated subsidiaries (1)	(416)	292	(975)	353	210	842
Net realized investment gains (losses)	354	(39)	—	(374)	(143)	(37)
Realized loss from discontinued operations of equity investment (3)	—	—	(20,420)	—	—	—
Other income	5,383	5,644	5,345	6,146	7,424	7,168

Total revenues	9,483	10,372	(11,324)	11,918	12,539	11,769

Losses and expenses
Other underwriting and operating expenses	18,600	15,086	20,272	16,545	17,790	17,316
Interest expense	8,472	9,552	8,640	8,612	8,745	8,493

Total losses and expenses	27,072	24,638	28,912	25,157	26,535	25,809

Loss from continuing operations before income tax benefit	(17,589)	(14,266)	(40,236)	(13,239)	(13,996)	(14,040)
Income tax benefit from continuing operations	(5,728)	(5,045)	(13,339)	(9,158)	(4,964)	(5,451)

Loss from continuing operations after income tax benefit	(11,861)	(9,221)	(26,897)	(4,081)	(9,032)	(8,589)

Income from discontinued operations before income taxes (2)	—	—	—	—	—	5,756
Income taxes from discontinued operations (2)	—	—	—	—	—	1,958

Income from discontinued operations after income taxes (2)	—	—	—	—	—	3,798

Gain on sale of discontinued operations, net of income taxes (2)	—	—	(1,105)	—	—	30,108

Net income (loss)	$(11,861)	$(9,221)	$(28,002)	$(4,081)	$(9,032)	$25,317